EXHIBIT 10.30

[LETTERHEAD OF THE MILLER GROUP]

March 24, 2003

Michael L. Hartzmark, Ph. D.

Chairman and Chief Executive Officer

CRAGAR INDUSTRIES, INC.

7373 North Scottsdale Road, Suite B274

Scottsdale, Arizona 85253

Re:	First Written Addendum to Agreement between Miller Capital Corporation and Cragar Industries, Inc. dated November 9, 2001

Dear Michael:

This will confirm the understanding and agreements that constitute the first written addendum (the “First Written Addendum”) to that certain consulting and financial services agreement (the “Agreement”) between Miller Capital Corporation, an Arizona corporation (“MCC”), and Cragar Industries, Inc., a Delaware corporation (hereinafter “Cragar” or the “Company”), dated, signed and effective November 9, 2001.

Through this First Written Addendum to the Agreement, Cragar hereby agrees to:

1.	Increase MCC’s monthly retainer fee from the current verbal agreement of $3,000 a month to a monthly retainer fee of $5,000 effective April 1, 2003; and

2.	For the successful closing of a merger transaction specifically between Cragar and Global Entertainment Corporation, for which the Company has sole discretionary acceptance, a financial advisory fee of $250,000 of which $50,000 is due on the closing of the transaction and $200,000 will be in the form of a non-interest bearing, twelve (12) month note to MCC.

The Company further agrees that all other terms and conditions of the Agreement dated November 9, 2001 will remain in full force and effect with the signing of this First Written Addendum.

Michael L. Hartzmark Ph.D.

CRAGAR INDUSTRIES, INC.

March 24, 2003

Michael, we at Miller look forward to the opportunity to be of service to you regarding a merger transaction for Cragar. It has been our pleasure to work with you over the last year and a half. I look forward to our continued relationship on a basis both professional and personal.

Best regards,

/s/    RUDY R. MILLER

Rudy R. Miller

President and Chief Executive Officer

AGREED AND ACCEPTED:

Your signing confirms the foregoing correctly sets forth our mutual understanding of this the First Addendum to be attached and made a part of the November 9, 2001 Agreement between MCC and Cragar.

CRAGAR INDUSTRIES, INC. Michael L. Hartzmark, Ph.D.

By:
Title:	Chairman and Chief Executive Officer
Date: